Exhibit 10.1

EXHIBIT A

AMENDMENT TO

OREXIGEN THERAPEUTICS, INC. 2007 EQUITY INCENTIVE AWARD PLAN

Section 3.3 of the Plan is hereby amended in its entirety to read as follows:

3.3     Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 12, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant as Qualified Performance-Based Compensation during any fiscal year of the Company (measured from the date of any grant) shall be 1,500,000; provided, however, that the foregoing limitation shall not apply to Inducement Awards, to any Award, or any portion of an Award, which is not to be treated as Qualified Performance-Based Compensation, or prior to the Public Trading Date and, following the Public Trading Date, the foregoing limitation shall not apply until the earliest of: (a) the first material modification of the Plan (including any increase in the number of shares of Stock reserved for issuance under the Plan in accordance with Section 3.1); (b) the issuance of all of the shares of Stock reserved for issuance under the Plan; (c) the expiration of the Plan; (d) the first meeting of stockholders at which members of the Board are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Exchange Act; or (e) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder. For the avoidance of doubt, (i) the Compensation Committee may grant Awards in excess of the foregoing limitation, but the portion of any Award granted in excess of such limitation shall not be treated as Qualified Performance-Based Compensation, and (ii) unless otherwise specified by the Compensation Committee, the portion of any Award that could otherwise qualify as Qualified Performance-Based Compensation (without regard to such limit) will be treated as being subject to such limit (up to the limit) in the order granted, and the portion of any Award granted in excess of such limit shall be treated as not being Qualified Performance-Based Compensation.